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                                                                    Exhibit 99.6

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYOR -- Social Security numbers have nine digits separated by two hyphens: i e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. Individual Taxpayer identification numbers have nine digits and are used solely for tax purposes by individuals who are required to have a taxpayer identification number but who do not have one, and are not eligible to obtain a Social Security number. The table below will help determine the number to give the Payor.

---------------------------------------------------------------------------------------------------------------------------
                                    GIVE THE                                                         GIVE THE
                                    IDENTIFICATION                                                   IDENTIFICATION
FOR THIS TYPE OF ACCOUNT            NUMBER OF                    FOR THIS TYPE OF ACCOUNT            NUMBER OF
---------------------------------------------------------------------------------------------------------------------------
1.     An individual's account      The individual              8.  Sole proprietorship account     The Owner(4)

2.     Two or more individuals      The actual owner of         9.  A valid trust, estate, or       Legal entity (Do not
       (joint account)              the account or, if              pension trust                   furnish the
                                    combined funds, any                                             identifying number of
                                    one of the                                                      the personal
                                    individuals(1)                                                  representative or
                                                                                                    trustee unless the
                                                                                                    legal entity itself is
                                                                                                    not designated in the
                                                                                                    account title.)(5)

3.     Husband and wife (joint      The actual owner of        10.  Corporate account               The corporation
       account)                     the account or, if
                                    joint funds, either
                                    person (1)

4.     Custodian account of a       The minor(2)               11.  Religious, charitable, or       The organization
       minor (Uniform Gift to                                       educational organization
       Minors Act)                                                  account

5.     Adult and minor (joint       The adult or, if the       12.  Partnership account held in     The partnership
       account)                     minor is the only               the name of the business
                                    contributor, the
                                    minor(1)

6.     Account in the name of       The ward, minor, or        13.  Association, club or other      The organization
       guardian or                  incompetent person(3)           tax-exempt organization
       committee for a
       designated ward,
       minor, or incompetent
       person

 7. a. The usual revocable          The grantor-trustee(1)     14.  A broker or registered          The broker or nominee
       savings trust                                                nominee
       account (grantor is also
       trustee)

    b. So-called trust              The actual owner(1)        15.  Account with the Department     The public entity
       account that is                                              of Agriculture in the name
       not a legal or valid                                         of a public entity (such as a
       trust under State law                                        State or local governmental
                                                                    school district or prison)
                                                                    that receives agricultural
                                                                    program payments

_______________________________
(1)    List first and circle the name of the person whose number you furnish.

(2)    Circle the minor's name and furnish the minor's social security number.

(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

(4)    Show the name of the owner.

(5) List first and circle the name of the legal trust, estate or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9


                                     PAGE 2

OBTAINING A NUMBER

If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form W-7, Application for Individual Taxpayer Identification Number or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.


PAYEES EXEMPT FROM BACKUP WITHHOLDING


Payees specifically exempted from backup withholding on ALL payments include the following:

-    A corporation.

-    A financial institution.

- An organization exempt from tax under section 501(a), or an individual retirement plan.

-    The United States or any agency or instrumentality thereof.

- A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

- A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

-    An international organization or any agency, or instrumentality thereof.

- A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.

-    A real estate investment trust.

-    A common trust fund operated by a bank under section 584(a).

-    An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1).

-    An entity registered at all times under the Investment Company Act of 1940.

-    A foreign central bank of issue.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

-    Payments to nonresident aliens subject to withholding under section 1441.

- Payments to Partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.

- Payments of patronage dividends where the account received is not paid in money.

-    Payments made by certain foreign organizations.

-    Payments made to a nominee.

Payments of interest not generally subject to backup withholding include the following:

- Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

- Payments of tax-exempt interest (including exempt interest dividends under section 852).

-    Payments described in section 6049(b)(5) to nonresident aliens.

-    Payments on tax-free covenant bonds under section 1451.

-    Payments made to a nominee.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.


     Certain payments other than interest, dividends, and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045, and 6050A.


PRIVACY ACT NOTICE -- Section 6109 requires most recipients of dividend interest, or other payments to give taxpayer identification numbers to Payers who must report the payments to IRS. IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Beginning January 1, 1993, payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.


PENALTIES


(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. -- If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.


(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. -- If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.


(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. -- Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.


FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.